UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2011

CARIBOU COFFEE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN		55429
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 763-592-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 17, 2011, Caribou Coffee Company, Inc. (the “Company”) and Caribou Holding Company Limited (the “Selling Shareholder”) entered into an agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the underwriters listed on Schedule A thereto (the “Underwriters”), whereby the Selling Shareholder agreed to sell and the Underwriters agreed to purchase from the Selling Shareholder, subject to and upon the terms and conditions set forth in the Underwriting Agreement, 5,150,000 shares of the Company’s common stock, at a public offering price of $14.25 per share, less discounts and commissions of $0.78375 per share (the “Secondary Offering”). Under the terms of the Underwriting Agreement, the Selling Shareholder granted the Underwriters a 30-day option to purchase up to 772,245 additional shares to cover over-allotments.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholder and customary indemnification rights and obligations of the parties.

The Company will not receive any proceeds from the Secondary Offering. The Secondary Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-170634). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated August 17, 2011, between Caribou Coffee Company, Inc., Caribou Holding Company Limited and Jefferies & Company, Inc., as representative of the underwriters.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.

Date: August 23, 2011

CARIBOU COFFEE COMPANY, INC.

By:	/s/ Timothy J. Hennessy
Timothy J. Hennessy
Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated August 17, 2011, between Caribou Coffee Company, Inc., Caribou Holding Company Limited and Jefferies & Company, Inc., as representative of the underwriters.